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                                                                     Exhibit 4.4

                          FIRST SUPPLEMENTAL INDENTURE


                  THIS FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of December 15, 1998, is made by and between ARGO-TECH CORPORATION, a Delaware corporation (the "COMPANY"), ARGO-TECH CORPORATION
(HBP), a Delaware corporation ("HBP"), ARGO-TECH CORPORATION (OEM), a Delaware corporation ("OEM"), ARGO-TECH CORPORATION (AFTERMARKET), a Delaware corporation ("AFTERMARKET") and J.C. CARTER COMPANY, INC., a California corporation ("CARTER," and together with HBP, OEM and Aftermarket, the "SUBSIDIARY GUARANTORS") and HARRIS TRUST AND SAVINGS BANK, as trustee (the "TRUSTEE").

                                    RECITALS:

         A. The Company, the Subsidiary Guarantors and the Trustee have entered into an Indenture dated as of September 26, 1997 (the "INDENTURE").

         B. Pursuant to the Indenture, the Company issued and the Trustee authenticated and delivered an aggregate principal amount of $140,000,000 of the Company's 85/8% Senior Subordinated Notes due 2007.

         C. Section 9.02 of the Indenture provides, among other things, that with the written consent of Securityholders holding not less than a majority in principal amount of the Securities then outstanding (the "REQUISITE CONSENTS"), the Company may from time to time amend or supplement the Indenture, subject to certain exceptions specified in Section 9.02 of the Indenture.

         D. On December 7, 1998, the Company mailed a Consent Solicitation Statement to each Holder of record as of December 7, 1998. The Company has obtained the Requisite Consents.

         E. This Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

         F. The Company has delivered, or caused to be delivered, to the Trustee, an Officer's Certificate and an Opinion of Counsel meeting the requirements of Section 9.06 of the Indenture and stating that all conditions precedent and covenants, if any, provided for in the Indenture relating to this Supplemental Indenture have been satisfied.

         NOW THEREFORE, each party agrees for the benefit of the other party and for the equal and ratable benefit of all Securityholders, as follows:

                                   AGREEMENT:

         SECTION 1. DEFINITIONS. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein have the meanings given them in the Indenture.



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         SECTION 2. AMENDMENT TO SECTION 4.04 OF THE INDENTURE. At the
Effectiveness Time (as defined below), Section 4.04 of the Indenture will hereby be amended by the addition of a new clause (b)(vi) thereto, reading as set forth below:

         (vi) the payment by the Company of a dividend or distribution on its Capital Stock to Parent, or the making of a loan by the Company to Parent, in an amount not to exceed $50,000,000, the proceeds of which will be used, together with the proceeds from the issuance by Parent of its Cumulative Exchangeable Redeemable Preferred Stock, to finance the payment of the purchase price, not to exceed $80,000,000, for 639,510 shares of Capital Stock of Parent held by AT Holdings, LLC; provided, however, that such dividend, distribution or loan shall be excluded from the calculation of the amount of Restricted Payments.

         As used herein, "Effectiveness Time" means the latest of:

                  (a) the consummation of the issuance by Parent of Cumulative Exchangeable Preferred Stock to Chase Venture Capital Associates, L.P. having a liquidation preference of $30.0 million;

                  (b) the waiver by the parties to the Stockholders Agreement of all of their rights provided under such agreement;

                  (c) the consummation of the repurchase by Parent of 639,510 shares of its Common Stock from AT Holdings, LLC;

                  (d) the effectiveness of an amendment to the Credit Agreement to permit the transactions described in (a)
                           - (c) of this Section; and

                  (e) the termination of the Stockholders Agreement and the execution of a new stockholders agreement with respect to Parent.

         SECTION 3.  MISCELLANEOUS.

         3.1 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this Supplemental Indenture by the Company, the Subsidiary Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Securityholder holding Securities that have been heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Except as supplemented hereby, all provisions of the Indenture shall remain in full force and effect.

         3.2 INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         3.3 CONFIRMATION AND PRESERVATION OF THE INDENTURE. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.


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         3.4 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this
Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "ACT"), that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Act that may be so modified or excluded, the provisions of the Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         3.5 SEPARABILITY CLAUSE. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.6 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         3.7 BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, the Indenture, or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Securityholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, the Supplemental Indenture or the Securities.

         3.8 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         3.9 NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         3.10 COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         3.11 TERMINATION. If the Effectiveness Time does not occur before January 15, 1999, this Supplemental Indenture shall not become effective and the Indenture shall remain in full force and effect unmodified by this Supplemental Indenture.

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date and the year first above written.


                                               ARGO-TECH CORPORATION



                                                  By: /s/ Paul R. Keen
                                                     ---------------------------
                                                     Name: Paul R. Keen
                                                     Title: Vice President


                                               ARGO-TECH CORPORATION (HBP)



                                                  By: /s/ Paul R. Keen
                                                     ---------------------------
                                                     Name: Paul R. Keen
                                                     Title: Vice President


                                               ARGO-TECH CORPORATION (OEM)



                                                  By: /s/ Paul R. Keen
                                                     ---------------------------
                                                     Name: Paul R. Keen
                                                     Title: Vice President


                                               ARGO-TECH CORPORATION
                                               (AFTERMARKET)



                                                  By: /s/ Paul R. Keen
                                                     ---------------------------
                                                     Name: Paul R. Keen
                                                     Title: Vice President


                                               J.C. CARTER COMPANY, INC.



                                                  By: /s/ Paul R. Keen
                                                     ---------------------------
                                                     Name: Paul R. Keen
                                                     Title: Vice President

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                                               HARRIS TRUST AND SAVINGS BANK, as
                                               Trustee



                                                  By:/s/ Judith Bartolini
                                                     ---------------------------
                                                     Name: Judith Bartolini
                                                     Title: Vice President



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